As filed with the Securities and Exchange Commission on March 13, 2000

                                                   Registration No. 333-
                                                                        -------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               RENT-A-CENTER, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                    48-1024367
(State of Incorporation)                   (I.R.S. Employer Identification No.)

             5700 TENNYSON PARKWAY, THIRD FLOOR, PLANO, TEXAS 75024
              (Address of principal executive offices) (zip code)

                      RENT-A-CENTER, INC. 401(k) RETIREMENT
                                  SAVINGS PLAN
                            (Full title of the plan)


                                 ROBERT D. DAVIS
                          SENIOR VICE PRESIDENT-FINANCE
                              5700 TENNYSON PARKWAY
                                   THIRD FLOOR
                               PLANO, TEXAS 75024
                    (Name and address for agent for service)


                                 (972) 801-1100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed                 Proposed
        Title of                Amount                 Maximum                   Maximum
Securities to be Registered      to be              Offering Price              Aggregate                Amount of
                             Registered(1)           Per Share(2)           Offering Price(2)       Registration Fee(2)
------------------------- -------------------  ------------------------ ------------------------- -----------------------
Common Stock, $.01 par         1,500,000               $15.50                  $23,250,000                $6,138
value per share
========================= ===================  ======================== ========================= =======================

(1) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan named above.

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 10, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                           ITEM 1. PLAN INFORMATION.*

      ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Rent-A-Center, Inc. (the "Registrant") and the Rent-A-Center, Inc. 401(k) Retirement Savings Plan (the "Plan") incorporate by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1998;

     (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

     (d) The Plan's Annual Report on Form 11-K for the year ended December 31, 1998.

         All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                       ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The Registrant's Common Stock has been registered under
Section 12 of the Exchange Act.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                                 Not applicable.

               ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW ("DGCL")

         Section 145 (a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 (b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         The Amended and Restated Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or occasions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability provided in the Amended and Restated Certificate of incorporation, will be limited to the fullest extent permitted by the DGCL, as amended. Further, any repeal or modification of such provision of the Amended and Restated Certificate of Incorporation by the stockholders of the Registrant will be prospective only, and will not adversely affect any limitation on the personal liability of a director of the Registrant arising from an act or omission occurring prior to the time of such repeal or modification.

AMENDED AND RESTATED BYLAWS

         The Amended and Restated Bylaws of the Registrant provide that each person who at any time is or was a director of the Registrant, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or statute permits the Registrant to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Registrant to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, so long as a majority of a quorum of disinterested directors, the stockholders or legal counsel through a written opinion determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and in the case of a criminal Proceeding, such person had no reasonable cause to believe his conduct was unlawful. Such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder and shall inure to the benefit of his or her heirs, executors and administrators. The Amended and Restated Bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons, including the prepayment of any such benefit.

INDEMNIFICATION AGREEMENTS

         The Registrant has also entered into Indemnification Agreements pursuant to which it has agreed to indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The Indemnification Agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

INSURANCE

         The Registrant has obtained a directors' and officers' liability insurance policy insuring its directors and officers against certain losses resulting from wrongful acts committed by them in their capacities as directors and officers of the Company, including liabilities arising under the Securities Act.

                  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                                 Not applicable.

                                ITEM 8. EXHIBITS.

Exhibit
Number       Description
-------      -----------

 4.1 Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.2 to Registrant's annual report on Form 10-K for the year ended December 31, 1994 and Exhibit 3.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1996.

 4.2         Bylaws of the Registrant. Incorporated herein by reference to
             Exhibit 3.3 to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

23.1         Consent of Grant Thornton LLP.

24.1         Power of Attorney.

         In lieu of filing an opinion of counsel or an Internal Revenue Service determination letter as required by Item 601(b)(5)(ii) of Regulation S-K, the Registrant undertakes to submit the Plan, as amended and restated to date, to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                              ITEM 9. UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on March 10, 2000.

                                            RENT-A-CENTER, INC.


                                            By: /s/ J. ERNEST TALLEY
                                                -------------------------------
                                                J. Ernest Talley
                                                Chairman of the Board and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 10, 2000.


       SIGNATURE                        TITLE
       ---------                        -----
/s/ J. ERNEST TALLEY
------------------------------          Chairman of the Board, Chief Executive
J. Ernest Talley                        Officer and Director
                                        (Principal Executive Officer)
/s/ ROBERT D. DAVIS
------------------------------          Senior Vice President-Finance, Chief
Robert D. Davis                         Financial Officer and Treasurer
                                        (Principal Financial and Accounting Officer)
/s/ MARK E. SPEESE                      Vice Chairman of the Board and Director
------------------------------
Mark E. Speese

/s/ J. V. LENTELL
------------------------------          Director
J. V. Lentell

/s/ JOSEPH V. MARINER, JR.
------------------------------          Director
Joseph V. Mariner, Jr.

/s/ L. DOWELL ARNETTE
------------------------------          Director and President
L. Dowell Arnette

/s/ PETER P. COPSES
------------------------------          Director
Peter P. Copses

/s/ LAURENCE M. BERG
------------------------------          Director
Laurence M. Berg



         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plano, State of Texas, on March 10, 2000.

                                     RENT-A-CENTER, INC. 401(K) RETIREMENT
                                     SAVINGS PLAN


                                     By: Rent-A-Center, Inc.
                                         Plan Administrator


                                     By: /s/ ROBERT D. DAVIS
                                         ---------------------------------
                                         Robert D. Davis
                                         Senior Vice President - Finance,
                                         Chief Financial Officer and Treasurer

                                  EXHIBIT INDEX

                                                                                         Sequentially
Exhibit                                                                                    Numbered
Number            Description                                                                Pages
-------           -----------                                                            ------------
 4.1              Certificate of Incorporation of the Registrant. Incorporated
                  herein by reference to Exhibit 3.2 to Registrant's annual
                  report on Form 10-K for the year ended December 31, 1994 and
                  Exhibit 3.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1996.

 4.2              Bylaws of the Registrant. Incorporated herein by reference to
                  Exhibit 3.3 to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

23.1              Consent of Grant Thornton LLP.

24.1              Power of Attorney.